Exhibit 10.1

[SEMTECH LOGO]

STOCK OPTION AWARD AGREEMENT

(INDUCEMENT OPTION)

THIS AGREEMENT, entered into April 19, 2004 between Semtech Corporation, a Delaware Corporation (the “Company”), and Anthony E. Giraudo (the “Optionee”).

R E C I T A L S

The Compensation Committee of the Board of Directors (“Committee” or “Administrator”) has determined that it is in the best interests of the Company and its stockholders to grant the option described in this Agreement to the Optionee as an essential inducement to accept the Company’s offer of employment and a material component of his compensation.

NOW, THEREFORE, it is agreed as follows:

1. Grant of Option. The Company hereby grants to the Optionee as of the date hereof the option (“Option”) to purchase all or any part of an aggregate of 200,000 shares of the Company’s common stock (“Stock”), subject to adjustment in accordance with paragraph 21 below.

2 Type of Option. The Option is not intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (“Code”). The Option is intended to qualify as an inducement option within the meaning of NASDAQ Rule 4350 (i)(1)(A)(iv).

3. Option Price. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $22.88 per share, which equals or exceeds the fair market value of the stock as of the date of grant.

4. Right to Exercise. Subject to the conditions set forth in this Agreement the right to exercise the Option shall accrue as follows, with no portion of the right to exercise accruing on any other date (e.g. no pro-ration) except as specifically set forth in this Agreement:

Date	Number of Shares
April 19, 2005	50,000
April 19, 2006	50,000
April 19, 2007	50,000
April 19, 2008	50,000

5. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable requirement of Federal or State law has not been met.

6. Term of Option. The Option shall terminate in any event on the earliest of (a) the April 18, 2014 at 11:59 PM, (b) the expiration of the period described in Paragraph 7 below, (c) the expiration of the period described in Paragraph 8 below, or, (d) the expiration of the period described in Paragraph 9 below.

7. Exercise Following Termination of Service. If the Optionee’s service with the Company terminates for any reason, or no reason, whether voluntarily or involuntarily, with or without cause, other than death, disability or retirement, any portion of the Option granted hereunder held by such person which is not then exercisable shall terminate and any portion of the Option which is then exercisable may be exercised within thirty (30) consecutive days after the date of such cessation.

8. Exercise Following Death or Disability. If the Optionee’s service with the Company terminates by reason of the Optionee’s death or disability (as defined below), the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within one year after the date of the Optionee’s death or termination by reason of disability. In the case of death, the exercise may be made by his or her representative or by the person entitled thereto under the Optionee’s will or the laws of descent and distribution, provided however, that such representative or such person consents in writing to abide by and be subject to the terms of this Agreement and such writing is delivered to the Chief Financial Officer of the Company. For purposes hereof, “disability” shall mean a medically determinable physical or mental impairment which has made an individual incapable of engaging in any substantial gainful activity. A condition shall be considered a disability only if (i) it can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Administrator, based on medical evidence, has expressly determined that a disability exists.

9. Exercise Following Retirement. If the Optionee’s service with the Company terminates by reason of retirement (as defined below) the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within ninety (90) days after the date of the Optionee’s retirement. For purposes hereof, “retirement” shall mean the voluntary cessation of employment by an individual upon the attainment of age sixty-five (65) and the completion of not less than twenty (20) years of service with the Company or a subsidiary.

10. Exercise Following Change of Control. Notwithstanding any other provision to the contrary contained herein, subject to the provisions of paragraph 21 below, if within one year of a Change in Control (as defined in paragraph 21 below), the Optionee is terminated without cause or a Constructive Termination (as defined in paragraph 21 below) occurs with respect to the Optionee, any outstanding Options shall automatically become fully vested and exercisable as of the date of the Change in Control, whether or not then exercisable, without any further action on the part of the Board of Directors of the Company (“Board”), the stockholders or any committee established by the Board to administer this Agreement.

11. Nontransferability. The Option shall be exercisable during the Optionee’s lifetime only by the Optionee or the Optionee’s guardian or legal representative and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company’s option, shall cause all of the Optionee’s rights under this Agreement to terminate.

12. Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

13. Exercise of Option. The Option may be exercised by delivering to the Company (a) a written notice of exercise in substantially the form prescribed from time to time by the Administrator and (b) full payment of the option price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Company, of such person’s right to exercise the Option. The Option price shall be payable (a) in U.S. dollars in cash (by check), (b) by delivery of shares of stock registered in the name of the Optionee having a fair market value at the time of exercise equal to the amount of the purchase price, (c) any combination of the payment of cash and the delivery of stock, or (d) as otherwise approved by the Administrator in its sole and absolute discretion.

14. Withholding Taxes. If the Optionee is an employee or former employee of the Company when all or part of the Option is exercised, the Company may require the Optionee to deliver payment of any withholding taxes (in addition to the option price) in cash with respect to the difference between the Option price and the fair market value of the Stock acquired upon exercise.

15. Issuance of Shares. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse as (a) joint tenants with right of survivorship, (b) community property, or (c) tenants in common without right of survivorship.

16. Rights as a Stockholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a stockholder of the Company with respect to the stock subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.

17. Notices. Any notice to the Company contemplated by this Agreement shall be addressed to it in care of its Chief Financial Officer; and any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.

18. Not a Contract of Employment. By executing this Agreement, Optionee acknowledges and agrees that

(a)	a person whose employment is terminated before full vesting of an award, such as the one granted by this Agreement, could attempt to argue that he or she was terminated to preclude vesting of the award;

(b)	Optionee promises never to make such a claim;

(c)	nothing in this Agreement gives Optionee the right to remain in the employ of the Company or any subsidiary or to affect the absolute and unqualified right of the Company and any of its subsidiaries to terminate Optionee’s employment at any time for any reason or no reason and with or without cause or prior notice;

(d)	except to the extent explicitly provided otherwise in a then effective written employment contract executed by Optionee and the Company, Optionee is an at will employee whose employment may be terminated without liability at any time for any reason; and

(e)	the Company would not have granted this award to Optionee but for these acknowledgements and agreements.

19. Interpretation. The interpretation, construction, performance and enforcement of this Agreement shall lie within the sole discretion of the Administrator, and the Administrator’s determinations shall be conclusive and binding on all interested persons.

20. Choice of Law — Binding Arbitration. This Agreement shall be governed by and construed in accordance with the internal substantive laws (not the law of choice of laws) of the State of California. Any dispute or disagreement regarding the Optionee’s rights under this Agreement shall be settled solely by binding arbitration in accordance with the applicable rules of the American Arbitration Association.

21. Adjustments for Corporate Transactions. The Administrator may determine that:

(i)	In the event that the outstanding shares of Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number of shares of this award. Such adjustment shall be made without change in the total price applicable to the unexercised portion of this award, and a corresponding adjustment in the applicable option price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of this award or a grant of additional benefits to the Optionee.

(ii)	In case (A) the Company is merged or consolidated with another corporation or other entity and the Company is not the surviving corporation, (B) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation or other entity or (C) of a reorganization or liquidation of the Company, the Administrator or the governing body of any entity assuming the obligations of the Company, shall, as to any outstanding portion of this award, either (x) make appropriate provision for its protection by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Stock of the Company, provided that no additional benefits shall be conferred upon the Optionee as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to the outstanding portion of the award immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to the outstanding portion of the award immediately before such substitution over the purchase price thereof, or (y) upon written notice to the Optionee, provide that the unexercised portion of this award must be exercised within a specified number of days of the date of such notice or it will be terminated. In any such case, the Administrator may, in its discretion, accelerate the exercise dates of the outstanding portion of this award; provided, however, that subsections (iii) of this paragraph 21 shall govern acceleration of the award with respect to the events described therein.

(iii)	In the event of the termination without cause of the Optionee within one year following a Change in Control (as defined below) or a Constructive Termination (as defined below) of the Optionee, the outstanding portion of this award shall immediately become exercisable with respect to 100% of the shares subject to such outstanding portion of the award.

For purposes of this paragraph 21(iii), “Constructive Termination” shall mean Optionee’s voluntary termination within one year following Optionee’s knowledge of the occurrence of any of the following: (A) a reduction in Optionee’s base salary after a “Change in Control” (as defined below) from that in effect immediately prior to the Change in Control; or (B) a material or substantial reduction or change in job duties, responsibilities and requirements after a Change in Control from Optionee’s prior duties, responsibilities and requirements immediately prior to the Change in Control. Notwithstanding the foregoing, a termination shall not be treated as a Constructive Termination if the Optionee shall have specifically consented in writing to the occurrence of the event giving rise to the claim of Constructive Termination.

For purposes of this paragraph 21(iii), “Change in Control” shall mean the occurrence of any of the following events with respect to the Company: (A) any consolidation or merger involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities or interests of the corporation (or its parent corporation) or other entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the shares of Stock immediately before such merger or consolidation; (B) any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company or assets representing over 50% of the operating revenue of the Company; or (C) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) who is not, on October 3, 2001, a “controlling person” (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) (a “Controlling Person”) of the Company shall become (x) the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of over 50% of the Company’s outstanding Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally or (y) a Controlling Person of the Company.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

SEMTECH CORPORATION,
a Delaware corporation

/s/ Anthony E. Giraudo	By /s/ David G. Franz, Jr.
Optionee	David G. Franz, Jr.
Anthony E. Giraudo	Vice President and Chief Financial Officer

/s/ Patricia Giraudo
Optionee’s Spouse*

Optionee’s State of residence: California

*	Include signature and name of Optionee’s spouse if Optionee is married.